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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Amendment No. 1 to the Registration Statement.



/s/ Arthur Andersen LLP
Boston, Massachusetts
December 1, 2000